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                                  HOLTZBERG LAW FIRM
                              Richard H. Holtzberg, Esq.
                                Suite 3000 Piano Works
                            East Rochester, New York 14445
                                    (716)385-3300
                                  Fax (716) 387-0385

                                  November 18, 1997


Country Wide Transport Services, Inc.
119 Despatch Drive
East Rochester, New York 14445

    Re: Proposed Registration Under the Securities Act of 1933 of 3,288,000 shares of Common Stock

Gentlemen:

    We are counsel for Country Wide Transport Services, Inc. (the "Company"), a Delaware corporation, in connection with the proposed registration of 3,288,000 shares of Common Stock (the "Shares") by the Company as described in the Registration Statement ("Registration Statement") on Form S-2 (Registration No. 333-31581) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    We have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation of the Company, the Bylaws or the Company, as currently in effect, and the minute books of the Company. In that examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which were not independently established, we have relied upon statements of representatives or officials of the Company and others.

    Based on the foregoing, we are of the opinion that :

    (1) The Company is duly organized and validly existing under the laws of the State of Delaware.

    (2) The Shares have been duly authorized, and when sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement and any amendment thereto and to the use of our

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name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,


                                    Holtzberg Law Firm



                                    /s/Richard H. Holtzberg
                                    ----------------------------------
                                    Richard H. Holtzberg

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